Exhibit 3


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     FARM BUREAU MULTI-STATE SERVICES, INC.



         Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation hereby adopts the following restated Articles of
Incorporation:


                                    ARTICLE I
                                      NAME

         The name of the Corporation is FBL Financial Group, Inc. (the "Corporation").


                                   ARTICLE II
                                    DURATION

         The Corporation shall have perpetual duration.


                                   ARTICLE III
                                     POWERS

         The Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act.


                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares which shall be divided into classes of which Ten Million (10,000,000) shares without par value shall be designated Preferred Stock, Eighty-eight Million Five Hundred Thousand (88,500,000) shares without par value shall be designated Class A Common Stock and One Million Five Hundred Thousand (1,500,000) shares without par value shall be designated Class B Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

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                  1. The powers, preferences and rights of the Class A Common
         Stock and Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Article IV.

                  2. Except as required pursuant to the Iowa Business Corporation Act, all matters submitted to a vote of the stockholders shall be voted on separately by the holders of the Class A Common Stock and by the holders of the Class B Common Stock voting as separate voting groups. At any meeting of stockholders at which any Class A Directors are elected, each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock standing in such holder's name on the stock transfer records of the Corporation, for the election of Class A Directors, and the holders of Class B Common Stock shall not be entitled to any vote with respect to the election of Class A Directors. At any meeting of stockholders at which any Class B Directors are elected, each holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock standing in such holder's name on the stock transfer records of the Corporation, for the election of Class B Directors, and the holders of Class A Common Stock shall not be entitled to any vote with respect to the election of Class B Directors.

                  3. If and when dividends on the Class A Common Stock or Class B Common Stock are declared payable from time to time by the board of directors from funds legally available therefor, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, share for share, in such dividends. No dividend of shares of Class B Common Stock may be paid, and in the event that a dividend of shares of Class A Common Stock is paid, such dividend shall be payable, share for share, to the holders of the Class A Common Stock and to the holders of the Class B Common Stock.

                  4. (a) The holder of each outstanding share of Class B Common Stock shall have the right at any time, or from time to time, at such holder's option to convert such share into one fully paid and non-assessable share of Class A Common Stock, on and subject to the terms and conditions hereinafter set forth.

                           (b) In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice of the election of the holder to convert the shares


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         represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or such holder's duly authorized representative. Except in the case of an automatic conversion pursuant to paragraph 5 of this Article IV, each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable on such conversion shall be deemed to have become immediately prior to the close of business on the Conversion Date the holder or holders of record of the shares of Class A Common Stock represented thereby.

                           (c) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate, which are not being converted. The issuance of certificates for shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                           (d) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant hereto, no


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         adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and may be payable to holders of record of shares of Class B Common Stock on the date prior to the Conversion Date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Common Stock issued upon such conversion as may be declared and may be payable to holders of record of shares of Class A Common Stock on or after such Conversion Date.

                           (e) All shares of Class B Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate, except only the right of the holders thereof, subject to the provisions of subparagraph (c) of this paragraph 4, to receive shares of Class A Common Stock in exchange therefor. All shares of Class B Common Stock surrendered for conversion shall be canceled and may not be reissued.

                           (f) Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock.

                  5. (a) No person holding shares of Class B Common Stock (hereinafter called "Class B holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except as permitted in any Class B Common Stockholder agreement to which the Class B holder and the Corporation is a party.

                           (b) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result, without further action, in the automatic conversion of the transferee's shares of Class B Common Stock, on a one for one basis, into shares of Class A Common Stock, effective on the date of such purported transfer. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transfer is permitted by the terms of any Class B Common Stockholder agreement to which the holder of such Class B Common Stock is a party.

                  6. The Corporation shall note on the certificates representing the shares of Class B Common Stock that there are restrictions on


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


         transfer and registration of transfer imposed by, or as described in, paragraph 5.

                  7. The Class A Common Stock and Class B Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the board of directors pursuant to authority expressly granted to and vested in it by the provisions of this Article IV.

                  8. Authority is hereby expressly granted to the board of directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, by delivering to the Iowa Secretary of State for filing articles of amendment hereto, which will be effective without shareholder action, to authorize the issuance of one or more series of Preferred Stock and with respect to each series to fix by resolution or resolutions providing for the issuance of the series the voting powers, full or limited, if any, of the shares of the series and the designations, preferences and relative, participating optional or other special rights, and the qualifications, limitations or restrictions thereof. Each series shall consist of such number of shares as shall be stated and expressed in the resolution or resolutions providing for the issuance of the stock of the series together with such additional number of shares as the board of directors by resolution or resolutions may from time to time determine to issue as a part of the series. The board of directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to the series shall no longer constitute a part thereof and may assign the unissued shares to an existing or newly created series.

                  The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                           (a) The designation of the series.

                           (b) The dividend rate of the series, the conditions and dates upon which dividends shall be payable, the relation which the dividends shall bear to the dividends payable on any other class or classes of stock, and whether the dividends shall be cumulative or non-cumulative.

                           (c) Whether the shares of the series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.


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


                           (d) The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the Corporation, and the amount payable on the shares in the event of voluntary or involuntary liquidation.

                           (e) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

                           (f) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.

                           (g) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

                  9. The holders of shares of each series of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in Class A Common Stock, shall be declared and paid, or set apart for payment, on the Class A Common Stock and the Class B Common Stock with respect to the same dividend period.

                  10. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Class A Common Stock and the Class B Common Stock out of funds legally available for the payment of dividends, and the holders of shares of Preferred Stock shall not be entitled to share therein.

                  11. The holders of shares of each series of Preferred Stock shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating the series, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Class A Common Stock and Class B Common Stock.


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


         Whenever the holders of shares of Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Class A Common Stock and Class B Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation.

                  12. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the series shall have no voting power whatsoever.

                  13. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.


                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

         The street address of the registered office of the Corporation is 5400 University Avenue, West Des Moines, Iowa 50266, and the name of the Registered Agent at that office is Stephen M. Morain.


                                   ARTICLE VI
                                    DIRECTORS

         1. Definitions: For purpose of these restated articles of incorporation, the following terms have the meanings given below.

         (a) "Class A Director" means a director elected by the holders of the Class A Common Stock and any director appointed to fill a vacancy in the position of a director so elected.

         (b) "Class B Director" means a director elected by the holders of the Class B Common Stock and any director appointed to fill a vacancy in the position of a director so elected.

         2. Number: The number of Class A Directors of the Corporation shall be not less than three (3) nor more than (5). The number of Class B Directors shall be not less than ten (10) nor more than twenty (20).

         3. Class A Director Qualifications and Removal. Not less than three nor more than five Class A Directors (the exact number to be set from time to time by


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resolution of the Board of Directors) shall be elected annually by the holders of the Class A Common Stock. Class A Directors may be removed without cause by the holders of a majority of the outstanding Class A Common Stock. A person who is an officer, director or employee of a Class B Common Stockholder, any other Farm Bureau organization or any affiliate thereof shall not be qualified to serve as a Class A Director.

         4. Class B Director Qualifications and Removal. Not less than ten nor more than twenty Class B Directors (the exact number to be set from time to time by the terms of an agreement among the Class B Common Stockholders) shall be elected annually by the holders of the Class B Common Stock. Class B Directors may be removed without cause by the holders of a majority of the outstanding Class B Common Stock.


                                   ARTICLE VII
                         PERSONAL LIABILITY OF DIRECTORS

         A Director of this Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the Director derives an improper personal benefit or (iv) under Section 490.833, Code of Iowa. No amendments to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of said Director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of Directors for monetary damages to the Corporation or its shareholders, then the liability of a Director of this Corporation shall be automatically eliminated or limited to the full extent then permitted without further action of the Corporation or its Board of Directors. The Directors of this Corporation have agreed to serve and assume the duties of Directors in reliance upon the provisions of this Article.


                                  ARTICLE VIII
                          INDEMNIFICATION OF DIRECTORS

         Each individual who is or was a Director of the Corporation (and the heirs, executors, personal representatives of administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit


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or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. This Article shall prevail over any inconsistent bylaw or resolution adopted by the Corporation.


                                   ARTICLE IX
                        RECLASSIFICATION OF CAPITAL STOCK

         Each share of the par value of $100.00 of the capital stock of this Corporation outstanding at the effective date and time of these restated articles of incorporation shall automatically and without any further action by the Corporation or the shareholders be and become nineteen hundred (1,900) shares without par value of the Class A Common Stock of this Corporation and one hundred (100) shares without par value of the Class B Common Stock of this Corporation.


                             CERTIFICATE OF ADOPTION

         A. The duly adopted restated articles of incorporation set forth above supersede the original articles of incorporation of the Corporation and all amendments to them.

         B. The restated articles of incorporation amend the articles of incorporation requiring shareholder approval. The restated articles of incorporation were approved by the shareholders on March 12, 1996. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote


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separately on the restated articles of incorporation, and the number of votes of each voting group indisputably represented at the meeting are as follows:


                                              VOTES ENTITLED TO        VOTES
        DESIGNATION              SHARES          BE CAST ON         REPRESENTED
         OF GROUP             OUTSTANDING     RESTATED ARTICLES     AT MEETING
         --------             -----------     -----------------     ----------

Par Value $100.00 Shares        11,929.9          11,929.9           11,929.9

         C. The total number of votes cast for and against the restated articles of incorporation by each voting group entitled to vote separately on the restated articles of incorporation is as follows:

         VOTING                     VOTES                  VOTES
          GROUP                      FOR                  AGAINST
          -----                      ---                  -------

Par Value $100.00 Shares          11,929.9                 None

         D. The total number of undisputed votes cast for the restated articles of incorporation by each voting group was:

                        VOTING                        VOTES
                         GROUP                         FOR
                         -----                         ---

                   Par Value $100.00 Shares          11,929.9

         E. The number of votes cast for the restated articles of incorporation by each voting group was sufficient for approval by that voting group.


                                  FARM BUREAU MULTI-STATE
                                     SERVICES, INC.


March 19, 1996                          By: /s/ Eugene R. Maahs
                                        Eugene R. Maahs, Senior Vice President,
                                        Secretary and Treasurer


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